EXHIBIT 31.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Torben Wetche, certify that:

1.               I have reviewed this report on Form 10-K/A of Schweitzer-Mauduit International, Inc. (the “Registrant”); and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report dated  November 6, 2008.

Date:  November 6, 2008

/s/ TORBEN WETCHE
Torben Wetche
Chief Financial Officer and
Treasurer

A signed original of this written statement required by Section 302 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.